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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                State of                Collectors Universe
   Name                                 Incorporation/Organization      Ownership Percentage
   ----                                 --------------------------      --------------------
Professional Coin Grading Service, Inc.          Delaware                      100%
Superior Sportcard Auctions, LLC                 Delaware                      100%
Internet Universe, LLC                           California                    100%